Exhibit 99.5

UNAUDITED PRO FORMA FINANCIAL DATA

Our unaudited pro forma condensed combined balance sheet as of September 30, 2015 and our unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 have been derived by application of pro forma adjustments to (i) the audited consolidated financial statements included in Kraton Performance Polymers, Inc.’s (“Kraton”) Annual Report on Form 10-K for the year ended December 31, 2014 and the unaudited consolidated financial statements included in Kraton’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 and (ii) the audited consolidated financial statements and the unaudited condensed consolidated financials statements, each of Arizona Chemical Holdings Corporation (“Arizona Chemical”), filed with Kraton’s Current Report on Form 8-K filed on December 7, 2015, and reflect the following transactions (collectively, the “Transactions”):

•	the Arizona Chemical Acquisition, for net cash consideration in the amount of approximately $1,339.0 million, subject to adjustment for working capital and other matters;

•	the Tender Offer and Consent Solicitation, and our subsequent redemption of any remaining outstanding 6.75% Senior Notes on March 1, 2016;

•	the offering of senior notes for gross proceeds of approximately $440.0 million, before deducting selling discounts and our offering expenses;

•	our entry into the Term Loan Facility for gross proceeds of approximately $1,350.0 million, before deducting selling discounts and offering expenses; and

•	our entry into the ABL Facility, with $37.0 million being drawn and outstanding at the closing of the Transactions.

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations give effect to the Transactions as if they had occurred on January 1, 2014.

The unaudited pro forma condensed combined financial information includes adjustments directly attributable to the Transactions that are expected to have a continuing impact on us. The pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable.

The Arizona Chemical Acquisition will be accounted for using the purchase method of accounting. The final purchase accounting allocations in the Arizona Chemical Acquisition will be determined at a later date and will depend on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed in the Arizona Chemical Acquisition. The actual fair values of Arizona Chemical’s assets acquired, liabilities assumed and resulting goodwill may differ significantly from the adjustments set forth in the unaudited pro forma condensed combined financials fair value analysis. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical financial statements of each of Kraton and Arizona Chemical and related notes thereto.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the Transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

KRATON PERFORMANCE POLYMERS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(in thousands)

	Kraton	Arizona Chemical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$63,799	$44,439	$(46,391)	(A)	$61,847
Receivables, net of allowances	110,803	97,572	—		208,375
Other receivables	—	8,710	(8,710)	(B)	—
Inventories of products	264,105	96,842	14,687	(C)	375,634
Inventories of materials and supplies	11,345	—	6,913	(B)	18,258
Insurance receivable	—	93,104	—		93,104
Deferred income taxes	6,976	549	—		7,525
Due from related party	—	3,506	(3,506)	(B)	—
Other current assets	27,275	13,261	5,047	(B)	51,388
			5,805	(E)

Total current assets	484,303	357,983	(26,155)		816,131
Property, plant and equipment, less accumulated depreciation	493,711	239,179	144,242	(F)	877,132
Intangible assets, less accumulated amortization	43,360	64,730	(64,730)	(G)	519,360
			476,000	(G)
Goodwill	—	—	656,403	(H)	656,403
Investment in unconsolidated joint venture	11,725	—	—		11,725
Debt issuance costs	6,992	—	42,106	(E)	49,098
Deferred income taxes	2,973	6,150	—		9,123
Other long-term assets	21,335	24,465	(1,311)	(B)	24,234
			(20,255)	(I)

Total assets	$1,064,399	$692,507	1,206,300		2,963,206

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt and short term borrowings	$139	$6,286	$19,237	(J)	$25,662
Accounts payable trade	64,169	77,322	4,759	(B)	146,250
Other payables and accruals	66,604	44,429	(1,567)	(B)	102,523
			(1,714)	(E)
			(5,229)	(K)
Accrued liabilities for litigations	—	93,665	—		93,665
Deferred income taxes	1,549	4,205	5,880	(D)	11,634
Due to related party	15,396	4,759	(4,759)	(B)	15,396

Total current liabilities	147,857	230,666	16,607		395,130
Long-term debt, net of current portion	404,799	773,941	619,731	(J)	1,798,471
Deferred income taxes	12,693	46,017	198,394	(D)	257,104
Pension liabilities	—	39,616	(39,616)	(B)	—
Deferred income	—	8,281	(8,281)	(K)	—
Other long-term liabilities	103,107	13,493	39,616	(B)	149,128
			(7,088)	(K)

Total liabilities	668,456	1,112,014	819,363		2,599,833

Equity:
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	305	—	—		305
Additional paid in capital	347,462	755	(755)	(L)	347,462
Retained earnings (deficiency)	151,092	(343,054)	310,484	(L)	118,522
Accumulated other comprehensive loss	(138,005)	(77,208)	77,208	(L)	(138,005)

Total stockholders’ equity (deficit)	360,854	(419,507)	386,937		328,284
Noncontrolling interest	35,089	—	—		35,089

Total equity	395,943	(419,507)	386,937		363,373

Total liabilities and equity	$1,064,399	$692,507	1,206,300		2,963,206

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KRATON PERFORMANCE POLYMERS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(in thousands)

	Kraton	Arizona Chemical	Pro Forma Adjustments		Pro Forma Combined
Revenue	$786,349	$620,957	$—		$1,407,306
Cost of goods sold	624,542	436,039	1,587	(K)	1,047,589
			(17,507)	(M)
			3,136	(N)
			(208)	(O)

Gross profit	161,807	184,918	12,992		359,717

Operating expenses:
Research and development	23,345	—	8,574	(P)	31,919
Selling, general and administrative (including related party fees)	77,488	78,205	(5,288)	(M)	132,959
			(8,574)	(P)
			(7,310)	(Q)
			(1,562)	(R)
Plant closure	—	5,953	(5,953)	(N)	—
Depreciation and amortization	46,852	—	14,500	(F)	106,417
			21,578	(G)
			22,795	(M)
			692	(N)
Impairment of long-lived assets	—	—	2,125	(N)	2,125
Litigation expense	—	12,894	—		12,894
Insurance recoveries	—	(12,894)	—		(12,894)

Total operating expenses	147,685	84,158	41,577		273,420
Interest expense, net	17,975	35,928	54,527	(S)	108,430
Earnings of unconsolidated joint venture	(273)	—	—		(273)
Loss (gain) on interest rate caps/swaps, net	—	7,003	(7,003)	(U)	—
Foreign currency exchange loss (gain), net	—	(107)	107	(O)	—
Other income	—	(101)	101	(O)	—

Income (loss) before income taxes	(3,580)	58,037	(76,317)		(21,860)
Income tax expense (benefit)	4,135	18,103	(26,711)	(V)	(4,473)

Consolidated net income (loss)	(7,715)	39,934	(49,606)		(17,387)
Net income (loss) attributable to noncontrolling interest	(1,141)	—	—		(1,141)

Net income (loss)	$(6,574)	$39,934	(49,606)		$(16,246)

Loss per common share:
Basic	$(0.21)				$(0.52)
Diluted	$(0.21)				$(0.52)
Weighted average common shares outstanding:
Basic	30,779				30,779
Diluted	30,779				30,779

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KRATON PERFORMANCE POLYMERS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands)

	Kraton	Arizona Chemical	Pro Forma Adjustments		Pro Forma Combined
Revenue	$1,230,433	$938,050	$—		$2,168,483
Cost of goods sold	993,366	677,587	14,687	(C)	1,660,547
			2,116	(K)
			(24,659)	(M)
			(2,550)	(O)

Gross profit	237,067	260,463	10,406		507,936

Operating expenses:
Research and development	31,370	—	12,809	(P)	44,179
Selling, general and administrative (including related party fees)	104,209	130,532	(8,997)	(M)	210,075
			(12,809)	(P)
			(711)	(Q)
			(2,149)	(R)
Depreciation and amortization	66,242	—	19,333	(F)	146,797
			27,566	(G)
			33,656	(M)
Impairment of long-lived assets	4,731	—	—	(N)	4,731
Litigation expense	—	10,110	—		10,110
Insurance recoveries	—	(80,210)	—		(80,210)

Total operating expenses	206,552	60,432	68,698		335,682
Interest expense, net	24,594	42,825	79,068	(S)	146,487
Earnings of unconsolidated joint venture	(407)	—	—		(407)
Loss on extinguishment of debt	—	7,860	6,839	(T)	14,699
Loss (gain) on interest rate caps/swaps, net	—	3,579	(3,579)	(U)	—
Foreign currency exchange loss (gain), net	—	(1,208)	1,208	(O)	—
Other income	—	(1,342)	1,342	(O)	—

Income (loss) before income taxes	6,328	148,317	(143,170)		11,475
Income tax expense (benefit)	5,118	49,966	(50,110)	(V)	4,974

Consolidated net income (loss)	1,210	98,351	(93,060)		6,501
Net income (loss) attributable to noncontrolling interest	(1,209)	—	—		(1,209)

Net income (loss)	$2,419	$98,351	$(93,060)		$7,710

Earnings per common share:
Basic	$0.07				$0.24
Diluted	$0.07				$0.23
Weighted average common shares outstanding:
Basic	32,163				32,163
Diluted	32,483				32,483

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On September 27, 2015, Kraton Polymers LLC, one of our wholly owned subsidiaries (“Kraton LLC”), entered into a stock purchase agreement with AZC Holding Company LLC (“Seller”), the sole stockholder of Arizona Chemical Holdings Corporation (“Arizona Chemical”). Pursuant to the stock purchase agreement, we agreed to acquire all of the outstanding capital stock of Arizona Chemical for a cash purchase price of $1,370.0 million, subject to adjustment for cash and indebtedness at closing, as well as an adjustment for working capital and other items (the “Arizona Chemical Acquisition”).

The accompanying pro forma financial statements present the pro forma combined financial position and results of operations of the two companies based upon the historical financial statements of Kraton Performance Polymers, Inc. (“Kraton”) and Arizona Chemical, after giving effect to the combination and adjustments described in these notes, and are intended to reflect the impact of the combination on Kraton’s consolidated financial statements. The accompanying pro forma financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or synergies that could result from the combination.

The pro forma balance sheet gives effect to the combination as if it had been completed on September 30, 2015. The pro forma statement of operations gives effect to the combination as if it had been completed as of January 1, 2014.

The accompanying pro forma financial statements were prepared using the acquisition method of accounting with Kraton considered the accounting acquirer of Arizona Chemical. In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value, and estimated pro forma adjustments have been reflected for these preliminary valuations. These fair value measurements are based on estimates and the final amounts recorded for the combination may differ materially from the information presented in these pro forma financial statements.

2. Preliminary Purchase Price

The preliminary purchase price is computed based on the preliminary consideration of $1,370.0 million less a deduction of $31.0 million related to the underfunded status of Arizona Chemical’s defined benefit pension plans. The final purchase price is subject to adjustment for cash and indebtedness at closing, as well as an adjustment for working capital and other items. The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets expected to be acquired and liabilities expected to be assumed at the date of closing of the Arizona Chemical Acquisition (in thousands):

Current assets	$328,231
Property, plant and equipment	383,421
Intangible assets	476,000
Goodwill	656,403
Other long-term assets	10,360

Total assets acquired	1,854,415

Current liabilities	225,031
Other long-term liabilities	290,432

Total liabilities assumed	515,463

Net assets acquired	$1,338,952

The final determination of the fair value of the identifiable net assets acquired may change significantly from these preliminary estimates. The actual acquisition accounting of the combination will be based on the fair value of the consideration and the fair value of the assets and liabilities of Arizona Chemical as of the date of completion of the combination.

3. Pro Forma Adjustments

(A)	Reflects the cash impact of the following transactions:

$1,350.0 million of cash proceeds from the Term Loan Facility	$1,350,000
$440.0 million of cash proceeds from the offering of senior notes	440,000
$37.0 million of cash proceeds from the draw on our ABL Facility at the closing of the Transactions	37,000
Preliminary cash consideration paid for the Arizona Chemical Acquisition	(1,338,952)
Elimination of Arizona Chemical’s cash balance which is excluded from the acquisition purchase price	(44,439)
$350.0 million repayment of our 6.75% Senior Notes	(350,000)
Estimated costs relating to the Arizona Chemical Acquisition and debt offering expenses in connection with the offering of senior notes, Tender Offer fees, original issue discount on the Term Loan Facility and the senior notes, early call premium on the 6.75% Senior Notes and all other fees and expenses in connection with the Transactions	(140,000)

Net change in cash	$(46,391)

(B)	Adjustment to reclassify the following items included in the historical presentation of Arizona Chemical to conform to Kraton’s presentation:

(1)	Other receivables of $8.7 million from Other receivables to Other current assets

(2)	Inventories of materials and supplies of $5.6 million from Other current assets and $1.3 million from Other long term assets to Inventories of materials and supplies

(3)	Receivables from International Paper of $3.5 million from Due from related party to Other current assets

(4)	Payables to International Paper of $4.8 million from Due to related party to Accounts payable trade

(5)	Value-added taxes payable of $1.6 million from Other payables and accruals to Other current assets

(6)	Pension liabilities of $39.6 million from Pension liabilities to Other long-term liabilities

(C)	Adjustment to reflect the estimated fair value of inventory of Arizona Chemical and the additional expense recognized in Cost of goods sold. Fair value of finished goods inventory has been determined based on estimated selling price, net of selling costs based on historical gross profit margins for Arizona Chemical. Fair value of raw materials has been assumed to equal their book values.

(D)	Represents an adjustment to deferred tax liabilities based on the U.S. federal statutory tax rate of 35% multiplied by the fair value adjustments made to assets acquired and liabilities assumed, excluding goodwill, as calculated below:

Fair value adjustment to increase inventory	$14,687
Fair value adjustment to increase property, plant and equipment	144,242
Fair value adjustment to increase intangible assets	411,270
Fair value adjustment to decrease other payables and accruals	5,161
Fair value adjustment to decrease deferred income	8,281

583,641
U.S. federal statutory tax rate	35%

$204,274

Current deferred tax liability	5,880
Long-term deferred tax liability	198,394

(E)	Reflects the following adjustments related to deferred financing costs:

	Other Current Assets	Debt Issuance Costs
Estimated deferred financing costs for the Term Loan Facility, less $1.7 million of costs accrued as of September 30, 2014	$5,392	$26,586
Estimated deferred financing costs for the senior notes	1,553	15,879
Estimated deferred financing costs for the ABL Facility	1,158	3,542
Estimated write-off of deferred financing costs related to the 6.75% Senior Notes and write-off of a portion of the deferred financing costs related to our Existing Senior Secured Credit Facilities	(2,298)	(3,901)

Total Change	$5,805	$42,106

In addition, estimated amortization expense for deferred financing costs and the anticipated original issue discount on the Term Loan Facility consists of the following:

			Amortization Expense
	Book Value	Amortization Period	For the Nine Months Ended September 30, 2015	For the Year Ended December 31, 2014
Deferred financing costs:
Term Loan offering	$33,693	6.00	$4,164	$5,392
Notes offered hereby	17,431	7.25	1,303	1,553
ABL Facility(a)	5,791	5.00	869	1,158
Original issue discount:
Term Loan offering	40,500	6.00	5,092	6,656
Notes offered hereby	16,610	7.25	1,299	1,571

Total	$114,015		$12,727	$16,330

(a)	The ABL Facility book value includes $4.7 million of estimated deferred financing costs to be incurred related to the current refinancing and $1.1 million of deferred financing costs which are estimated to carry over from the Existing Senior Secured Credit Facilities.

(F)	Reflects fair value adjustments for property, plant and equipment and intangible assets acquired and related pro forma depreciation and amortization expense adjustments. Pro forma depreciation expense is calculated based on an average remaining useful life of 15 years for buildings and five years for plant and equipment.

	Property, Plant and Equipment			Depreciation Expense
	Historical Amounts	Fair Value	Fair Value Adjustment	For the Nine Months Ended September 30, 2015	For The Year Ended December 31, 2014
Property, plant and equipment
Land	$34,110	$18,458	$15,652	$—	$—
Buildings	73,520	25,000	48,520	2,426	3,235
Plant and equipment	241,411	160,919	80,492	12,074	16,098
Construction in progress	34,380	34,802	(422)	—	—

Total	$383,421	$239,179	$144,242	$14,500	$19,333

(G)	The balance sheet adjustment reflects the removal of $64.7 million for the net book value of Arizona Chemical’s existing intangible assets as of September 30, 2015 and the addition of $476.0 million for the fair value of intangible assets resulting from purchase accounting. The income statement adjustments reflect the removal of Arizona Chemical’s historical intangible asset amortization expense and the addition of amortization expense related to the fair value adjustments resulting from purchase accounting as follows:

			Amortization Expense
	Book Value	Amortization Period	For the Nine Months Ended September 30, 2015	For the Year Ended December 31, 2014
Intangible assets:
Customer relationships	$145,000	18.0	$6,042	$8,056
Trade name	45,000	10.0	3,375	4,500
Technology	115,000	16.0	5,391	7,188
Non-compete agreements	1,000	2.0	375	500
Supplier agreements	170,000	12.0	10,625	14,167

Total amortization	$476,000		25,808	34,411
Reverse Arizona Chemical historical intangible asset amortization expense			(4,230)	(6,845)

Net change in amortization expense			$21,578	$27,566

(H)	Reflects the goodwill related to the Arizona Chemical Acquisition.

(I)	Adjustment to eliminate $20.3 million of deferred financing costs from Arizona Chemical’s other long term assets balance.

(J)	Reflects the following adjustments to debt:

	Total Debt	Current Portion of Long-Term Debt	Long-Term Debt
Term Loan Facility	$1,350,000	$33,750	$1,316,250
Estimated original issue discount related to the Term Loan Facility	(40,500)	(6,656)	(33,844)
Notes offered hereby	440,000	—	440,000
Estimated original issue discount related to the notes offered hereby	(16,610)	(1,571)	(15,039)
Draw on the ABL Facility	37,000	—	37,000
Retirement of the 6.75% Senior Notes	(350,695)	—	(350,695)
Elimination of Arizona Chemical’s existing indebtedness	(780,227)	(6,286)	(773,941)

Total Change	$638,968	$19,237	$619,731

(K)	Adjustment to eliminate the following liabilities which will not be assumed with the purchase of Arizona Chemical:

(1)	deferred income liability and income recognized in association with the Arizona Chemical sale and leaseback of certain rail cars;

(2)	liabilities for Arizona Chemical’s accrued interest related to their existing indebtedness; and

(3)	liabilities for Arizona Chemical’s interest rate swaps related to their existing indebtedness.

(L)	Adjustments reflect the elimination of Arizona Chemical’s equity related to purchase accounting adjustments. In addition, retained earnings reflects the following adjustments:

Retained Earnings
Elimination of Arizona Chemical’s retained earnings balance	$343,054
Loss on early call premium from the Tender Offer for the 6.75% Senior Notes	(9,195)
Gain on write off of issuance premium for the 6.75% Senior Notes	695
Write-off of deferred financing costs on the 6.75% Senior Notes and Existing Senior Secured Credit Facilities	(6,199)
Estimated transaction costs related to the Arizona Chemical Acquisition	(17,871)

Total	$310,484

(M)	Adjustments to reclassify depreciation and amortization expense for Arizona Chemical from Cost of goods sold and Selling, general and administrative expenses into Depreciation and amortization to conform with Kraton’s presentation.

(N)	Adjustments to reclassify Arizona Chemical’s plant closure costs into Cost of goods sold, Depreciation and amortization, and Impairment of long-lived assets to conform with Kraton’s presentation.

(O)	Adjustments to reclassify Foreign currency exchange loss (gain) and Other income into Cost of goods sold to conform with Kraton’s presentation.

(P)	Adjustments to reclassify research and development expenses for Arizona Chemical from Selling, general and administrative expenses into Research and development.

(Q)	Adjustment to remove the effect of one-time transaction costs directly related to the Arizona Chemical Acquisition incurred by Kraton and Arizona Chemical.

(R)	Adjustment to remove the effect of management fees and out of pocket expenses paid to the owners of Arizona Chemical.

(S)	Reflects the elimination of interest expense related to Kraton and Arizona Chemical’s historical financing arrangements. In addition, this adjustment reflects the additional interest expense related to the Term Loan Facility, this offering of notes, and the ABL Facility:

	Interest Expense
	For the Nine Months Ended September 30, 2015	For the Year Ended December 31, 2014
Remove Arizona Chemical interest expense and deferred financing amortization associated with existing indebtedness	$(35,998)	$(42,888)
Remove Kraton interest expense and deferred financing amortization related to the 6.75% Senior Notes and Existing Senior Secured Credit Facilities	(20,414)	(27,096)
Assumed interest expense for the Term Loan Facility, the notes offered hereby and the ABL Facility(a)	98,212	132,722
Assumed amortization of deferred financing costs and original issue discount on the Term Loan Facility, the notes offered hereby and the ABL Facility (see footnote E)	12,727	16,330

Total	$54,527	$79,068

(a)	Represents a blended interest rate assumption on the Term Loan Facility, the senior notes and the ABL Facility. A 0.125% change in the assumed interest rate would change annual interest expense by $2.3 million.

(T)	Adjustment reflects the debt extinguishment costs incurred as a result of refinancing our existing indebtedness and the elimination of Arizona Chemical’s historical loss on extinguishment of debt for a previous refinancing:

For the Year Ended December 31, 2014
Loss on early call premium from the Tender Offer for the 6.75% Senior Notes	$9,195
Gain on write off of issuance premium for the 6.75% Senior Notes	(695)
Write-off of deferred financing costs on 6.75% Senior Notes and Existing Senior Secured Credit Facilities	6,199
Arizona Chemical Loss on extinguishment of debt	(7,860)

Total Loss on Extinguishment of Debt	$6,839

(U)	Reflects the elimination of loss (gain) on interest interest rate caps and swaps associated with Arizona Chemical’s historical indebtedness.

(V)	Reflects the tax impact of the pro forma adjustments based on the U.S. federal statutory tax rate of 35%.